UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 14, 2018
Carey Watermark Investors Incorporated
(Exact Name of Registrant as Specified in its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

000-54263	26-2145060
(Commission File Number)	(IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

(Former Name or Former Address, if Changed Since Last Report)
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

On December 14, 2018, Simon M. Turner was elected to the Board of Directors (the “Board”) of Carey Watermark Investors Incorporated (the “Company”). Mr. Turner has held diverse leadership roles over 35 years in the hospitality sector. He formed Alpha Lodging Partners in 2017 to make selective investments and to provide investment and strategic and transactional advisory services to hospitality sector companies and investors. Prior to this, he was most recently President, Global Development for Starwood Hotels and Resorts, a position he held from May 2008 to October 2016.

Mr. Turner will be eligible to participate in the Company’s standard independent director compensation program on a prorated basis, including being eligible to receive an annual cash retainer and an annual grant of restricted stock units under the Company’s 2010 Equity Incentive Plan, as described below. There are no other understandings or arrangements between Mr. Turner or any other person and the Company or any of its subsidiaries pursuant to which Mr. Turner was appointed to serve as a director. There are no transactions between Mr. Turner or any of his immediate family members and the Company or any of its subsidiaries that would be required to be reported under Item 404(a) of Regulation S-K. Mr. Turner was appointed to the Audit Committee of the Board.

In 2018, the Company's Board retained Frederic W. Cook & Co., a compensation consulting firm, to conduct a peer group analysis on director compensation programs, to provide information and observations regarding current pay practices, and to provide its recommendations for the director compensation program of the Company, based on its evaluation and analysis. Frederic W. Cook & Co. has also acted as the independent compensation consultant to the compensation committee of the board of directors of W. P. Carey Inc., the Company’s advisor, and the board of directors of Carey Watermark Investors 2 Incorporated, an affiliate of the Company, during 2018. Based on the recommendations of Frederic W. Cook & Co., the Board determined that, effective as of January 1, 2019, the Company pay to each of its independent directors an aggregate annual cash retainer of $45,000 and an aggregate annual grant of $60,000 of restricted stock units under the Company’s 2010 Equity Incentive Plan that are fully vested on grant (valued based upon the most recently published estimated net asset value per share).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Carey Watermark Investors Incorporated

Date:	December 20, 2018	By:	/s/ Susan C. Hyde
Susan C. Hyde
Chief Administrative Officer